Exhibit 99.1

January 15, 2014

Contacts:

JOHN H. PELUSI JR.	GREGORY R. CONLEY	MYRA F. MOREN
Chief Executive Officer (412) 281-8714 jpelusi@hfflp.com	Chief Financial Officer (412) 281-8714 gconley@hfflp.com	Director, Investor Relations (713) 852-3500 mmoren@hfflp.com

HFF, Inc. declares special cash dividend for shareholders of record as of January 27, 2014 and also announces 2014 Omnibus Awards to reward extraordinary performance

PITTSBURGH, PA – HFF, Inc. (NYSE: HF or the Company) announced today that its Board of Directors has declared a special cash dividend of $1.83 per Common Share, payable February 6, 2014 to shareholders of record on January 27, 2014. The aggregate dividend payment will total approximately $68.2 million based on the number of shares of Class A Common Stock currently outstanding. This follows a special cash dividend of $1.52 per share, or approximately $56.3 million, which was announced on November 30, 2012 and paid in December 2012. When paid in February 2014, the combined special cash dividends paid by the Company since December 2012 will total approximately $124.5 million.

The Company also announced that it expects to make an award of approximately 750,000 shares of Class A Common Stock, subject to approval from its Board of Directors, with five year vesting schedules, to reward select individuals of the Operating Partnerships who played key roles in the Company’s extraordinary operating and financial results in recent years.

Business Comments

“We are pleased to announce our Board of Directors has declared its second special cash dividend in the amount of $1.83 per Class A Common Share. As previously noted, since December 2012 we have had continuing dialogue with our Board as it relates to a prudent operating cash reserve given our very strong balance sheet and substantial cash position which have both continued to strengthen as a result of our strategic growth initiatives and our disciplined approach to managing our business which have likewise resulted in our exceptionally strong operating and financial results,” said John H. Pelusi, Jr., the Company’s chief executive officer.

HFF announces its second special cash dividend and 2014 Omnibus Awards

“As repeatedly communicated to our shareholders and the market, we believe in three guiding principles relative to our balance sheet, our cash position and returning capital to our shareholders. We believe in maintaining a strong balance sheet and cash position to 1) first and foremost, ensure that we are able to fully fund our operations to meet the capital market and real estate needs of our clients by providing “best in class” superior service and “value-add” capital market solutions for them as they navigate the constantly changing inefficient capital markets; 2) survive downturns in the industry such as the downturn during 2008 and 2009, which we survived without issuing dilutive stock and/or restructuring debt as many companies were forced to do, and 3) strategically and prudently invest in order to grow our business to take advantage of all opportunities, regardless of market conditions, to best position the Company to better serve its clients and gain market share, just as we have continuously demonstrated since January 2010. As evidenced by the Company’s ability to continue to (a) strategically invest and grow its business; (b) achieve superior operating and financial results, and (c) prudently return approximately $124.5 million of capital to its shareholders through these two special dividends since December 2012, we have clearly demonstrated our commitment to returning capital to shareholders based on these three guiding principles,” said Mr. Pelusi.

“We also believe our significant, prudent and continuing investments in our talented associates, combined with the expansion of our Executive Committee and Leadership Team and their collective disciplined management of our business and their collective ongoing mentoring and leadership by example, will continue to pay long-term dividends in the future, which the market has also clearly recognized. As we reported in the third quarter of 2013, for the second consecutive year the Company has been ranked by Fortune Magazine’s Top 100 Fastest Growing Companies. In the latest rankings, the Company was ranked the 9th overall as noted in the September 2013 edition, which came on the heels of our 5th place overall ranking and the 3rd overall ranking based on profit growth, as reported in Fortune’s September 2012 edition,” said Mr. Pelusi.

“We also believe our strong balance sheet and cash position, even after the payment of the special dividend of approximately $68.2 million in February 2014, combined with our continued investment of time, experience and capital will continue to enable us to better serve our clients, best position the Company to take advantage of future strategic opportunities as they arise, regardless of market conditions, capture additional market share, and fully take advantage of the forecasted transaction volumes that are likely to arise from the nearly $1.5 trillion of commercial real estate loans that are set to mature between 2014 and 2018, just as we have consistently demonstrated since 2010,” said Mr. Pelusi.

HFF announces its second special cash dividend and 2014 Omnibus Awards

“As we stated in our November 30, 2012 release announcing our first special dividend of $1.52 per share or approximately $56.3 million, we again want to reiterate that if in the future we find ourselves in a similar position and can fully satisfy our three guiding principles as it relates to returning capital to shareholders, it would be our current intention to recommend to our Board of Directors to return capital to our shareholders in some form, depending on the competitive position of the Company and other strategic options that might be available to the Company, as well as the macro and micro economic conditions and the legal and regulatory environment at that time,” said Mr. Pelusi.

“Finally, we are appreciative of the foresight and prudence of our Board to reward and invest in those individuals, who have over time clearly and profoundly contributed to the Company’s success which are both in keeping with our Vision and Mission Statement (excerpt below) which governs every aspect of running our business,” said Mr. Pelusi.

Excerpt from Vision and Mission Statement:

To ensure we achieve our goals and aspirations and provide outstanding results for our clients and shareholders, we must maintain a flexible compensation and ownership package to appropriately recognize and reward our existing and future associates who profoundly contribute to our success through their value-added performance. The ability to reward extraordinary performance is essential in providing superior results for our clients while appropriately aligning our interests with our shareholders.

“We believe this is a prudent and wise investment in our people as well as a strong commitment to the continuing alignment of management’s interests with our clients and shareholders,” added Mr. Pelusi.

HFF announces its second special cash dividend and 2014 Omnibus Awards

About HFF, Inc.

Through its subsidiaries, Holliday Fenoglio Fowler, L.P. and HFF Securities L.P., the Company operates out of 22 offices nationwide and is one of the leading providers of commercial real estate and capital markets services, by transaction volume, to the U.S. commercial real estate industry. The Company offers clients a fully integrated national capital markets platform including debt placement, investment sales, advisory services, equity placement, loan sales and commercial loan servicing.

Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions constitute forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: (1) general economic conditions and commercial real estate market conditions, including the recent conditions in the global markets and, in particular, the U.S. debt markets; (2) the Company’s ability to retain and attract transaction professionals; (3) the Company’s ability to retain its business philosophy and partnership culture; (4) competitive pressures; (5) the Company’s ability to integrate and sustain its growth; and (6) other factors discussed in the Company’s public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K.

Additional information concerning factors that may influence HFF, Inc.’s financial information is discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Forward-Looking Statements” in the Company’s most recent Annual Report on Form 10-K, as well as in the Company’s press releases and other periodic filings with the Securities and Exchange Commission. Such information and filings are available publicly and may be obtained from the Company’s web site at www.hfflp.com or upon request from the HFF, Inc. Investor Relations Department at investorrelations@hfflp.com.

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